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                                                                    Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Digital Sound Corporation 1983 Stock Option Plan and The Employee Stock Purchase Plan of our report dated January 25, 1997, with respect to the financial statements of Digital Sound Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31,1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                   /s/  Ernst & Young LLP

Woodland Hills, California
July 22, 1997